                             TIMOTHY J. McCARTNEY*
                                Attorney-at-Law
                                   9 Elsa Way
                          Richboro, Pennsylvania 18954
                                    ------
                            Telephone (215) 396-7156
                            Facsimile (215) 396-7157

* Member of N.Y. Bar

February 28, 1997

Mark Solutions, Inc.
1515 Broad Street
Bloomfield, New Jersey 07003

Gentlemen:

I have acted as counsel for Mark Solutions, Inc. (Mark") in connection with the registration by Mark under the Securities Act of 1933, as amended (the "Securities Act") of 2,000,000 shares of Mark Common Stock, $.01 par value (the "Shares") (the "Registration Statement) and related Prospectus.

On the basis of such investigation as I have deemed necessary, I am of the opinion that:

  1. The 2,000,000 Shares issuable under the Convertible Debentures have been fully authorized and, when and if issued upon conversion of such Debentures, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" set forth in the Prospectus.

Very Truly Yours,

Timothy J. McCartney